PRESS RELEASE                               SOURCE:  First Trust Advisors L.P.

FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER UPDATE CALL FOR MACQUARIE/FIRST TRUST GLOBAL INFRASTRUCTURE/UTILITIES DIVIDEND & INCOME FUND

WHEATON, IL - (BUSINESS WIRE) - July 21, 2010 - First Trust Advisors L.P. ("FTA") announced today that Macquarie/First Trust Global Infrastructure/ Utilities Dividend & Income Fund (NYSE: MFD) intends to host a conference call with Macquarie Capital Investment Management, LLC and Four Corners Capital Management, LLC, the Fund's investment sub-advisors, on Monday, August 9, 2010 at 4:15 P.M. Eastern Time. The purpose of the call is to hear the Fund's portfolio management team provide an update for the Fund.

--    Dial-in Number: (866) 865-6631; International (706) 679-1727; and
      Passcode # 83967023. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (800) 642-1687; International (706) 645-9291; and Passcode # 83967023. The replay will be available after the call until 11:59 P.M. Eastern Time on Wednesday, September 8, 2010.

FTA has served as the Fund's investment advisor since the Fund's inception. FTA, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management, financial advisory services, and municipal and corporate investment banking, with collective assets under management or supervision of over $29 billion as of June 30, 2010 through closed-end funds, unit investment trusts, mutual funds, separate managed accounts and exchanged-traded funds.

If you have questions about the Fund that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com and refer to MFD. The Fund's daily closing price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.


CONTACT: JEFF MARGOLIN - (630) 915-6784

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Source:  First Trust Advisors L.P.